SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 12, 2004

eXegenics Inc.

(Exact name of registrant as specified in its charter)

Delaware	00-26078	75-2402409
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1250 Pittsford-Victor Road
Building 200, Suite 280
Pittsford, New York 14534

(Address of principal executive
offices including zip code)

(585) 218-4368
(Registrant’s telephone number,
including area code)

(Former name or former address, if changed since last report)

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
SIGNATURES

Section 3 — Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 12, 2004, the Company received a letter from NASDAQ stating that the Company’s securities will be delisted from The Nasdaq Stock Market effective with the open of trading on Thursday, October 14, 2004. The Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board given that the Panel has determined that such delisting was based upon concerns under Nasdaq Marketplace Rule 4330. The Company is working diligently to have its common stock trading on the OTC Bulletin Board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXegenics Inc.
(Registrant)

Dated: October 13, 2004	By:	David Riggs

David Riggs, President